Exhibit 99.1

AI for the Limitless Enterprise

iLearningEngines Announces Further Response to Short Report

BETHESDA, MD – September 5, 2024 (GLOBE NEWSWIRE) -- iLearningEngines, Inc. (NASDAQ: AILE) (“iLearningEngines” or “ILE”) a leader in AI-powered learning and work automation for enterprises, today announced that the Company’s Board of Directors has formed a Special Committee consisting of independent directors to investigate allegations raised recently by a short-seller report. The Special Committee has engaged legal counsel from Paul Hastings LLP to conduct an independent investigation at the behest and exclusive direction of the Special Committee.

Although the Company’s independent auditors conduct periodic audits in accordance with PCAOB standards and have issued clean audit opinions with respect to their past audits, the Special Committee believes that conducting its own independent investigation into these issues is in the best interest of shareholders. The Special Committee is committed to conducting a prompt, expeditious, and thorough independent investigation, but it is unable to predict the duration or outcome of its investigation. The Company will provide further information from the Special Committee’s investigation at the appropriate time.

“The ILE team is proud of the AI platform that we’ve built. The company I founded has real products, contracts, and revenue,” said ILE Chief Executive Officer Harish Chidambaran, adding, “I would like to re-iterate my firm belief that the short-seller report put out last week contains misleading statements, speculations and innuendos, and I look forward to addressing the short-seller’s allegations as the Special Committee progresses in its investigation. In the meantime, we remain focused on executing our business plan and will not be distracted by typical short seller tactics.”

About iLearningEngines

iLearningEngines (Nasdaq: AILE) is a leading Applied AI platform for learning and work automation. iLearningEngines enables Enterprises to rapidly productize and deploy a wide range of AI applications and use cases (AI Engines) at scale.

iLearningEngines is powered by proprietary vertical specific AI models and data with a flexible No Code AI canvas to drive rapid out-of-the-box deployment while offering low latency and high levels of data security and compliance.

Serving over 1,000 enterprise end customers, iLearningEngines is deployed globally into some of the most demanding vertical markets including Healthcare, Education, Insurance, Retail, Energy, Manufacturing and Public Sector to achieve mission critical outcomes.

For more information about iLearningEngines, please visit: www.ilearningengines.com.

AI for the Limitless Enterprise

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 with respect to the Business Combination. Forward looking statements generally are accompanied by words such as “believe,” “may,” “will, “estimate,” “continue,” “anticipate,” “intend,” expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” the negative forms of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to invest in continued platform growth; the potential benefits of the Business Combination, the Company’s future growth prospects, the Company’s ability to drive value for new and existing customers and the Company’s ability to address market opportunities across artificial intelligence. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the iLearningEngines’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions this press release relies on. Many actual events and circumstances are beyond the control of iLearningEngines. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; iLearningEngines’ failure to realize the anticipated benefits of the Business Combination; risks related to the rollout of iLearningEngines’ business and the timing of expected business milestones; iLearningEngines’ dependence on a limited number of customers and partners; iLearningEngines’ ability to obtain sufficient financing to pay its expenses incurred in connection with the closing of the Business Combination; the ability of iLearningEngines to issue equity or equity-linked securities or obtain debt financing in the future; risks related to iLearningEngines' need for substantial additional financing to implement its operating plans, which financing it may be unable to obtain, or unable to obtain on acceptable terms; iLearningEngines’ ability to maintain the listing of its securities on Nasdaq or another national securities exchange; the risk that the Business Combination disrupts current plans and operations of iLearningEngines; the effects of competition on iLearningEngines future business and the ability of iLearningEngines to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; risks related to political and macroeconomic uncertainty; the outcome of any legal proceedings that may be instituted against iLearningEngines or any of their respective directors or officers, including litigation related to the Business Combination; the impact of the global COVID-19 pandemic on any of the foregoing risks; and those factors discussed in the Company’s registration statement on Form S-4, as amended or supplemented, under the heading “Risk Factors,” and other documents the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that iLearningEngines does not presently know, or that iLearningEngines does not currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect iLearningEngines’ expectations, plans, or forecasts of future events and views as of the date of this communication. iLearningEngines anticipate that subsequent events and developments will cause iLearningEngines’ assessments to change. However, while iLearningEngines may elect to update these forward-looking statements at some point in the future, iLearningEngines specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing iLearningEngines’ assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

IR & Press Contacts:

Investor Contact:

Kevin Hunt, ICR Inc.

iLearningEnginesIR@icrinc.com

Press Contact:

Dan Brennan, ICR Inc.

iLearningPR@icrinc.com